Exhibit 99.1

Business North Carolina Lists Waccamaw Bankshares in Annual Listing of Top 75
Public Companies

          WHITEVILLE, N.C., July 26 /PRNewswire-FirstCall/ -- Waccamaw Bankshares (Nasdaq: WBNK) was listed as one of the top 75 public companies by Business North Carolina in its annual ranking.  Entering the listing for the first time, the Whiteville-based community banking company was listed at number 72 in the survey which was released in the August 2005 Edition. The annual listing is based upon capitalization as of June 30, 2005. As of this date, Waccamaw Bankshares had a total market value of $81.6 million.

          Waccamaw Bank, the primary operating subsidiary of Waccamaw Bankshares, presently operates financial centers in Whiteville, Wilmington, Chadbourn, Tabor City, Shallotte, Holden Beach and Waccamaw Financial Services, its wholly owned investment and insurance subsidiary.  Additionally, the bank recently announced that it will open a seventh office in Southport this quarter.

SOURCE  Waccamaw Bankshares
          -0-                                                  07/26/2005
          /CONTACT:  Jim Graham of Waccamaw Bankshares, +1-910-641-0044/
          /Web site:  http://www.waccamawbank.com /